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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 02, 2024
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11020 David Taylor Drive, Suite 305,
Charlotte, North Carolina 28262
(Address of Principal Executive Offices, and Zip Code)

________________(980) 595-2840__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Capital Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2024, Air T, Inc. (the “Company”) announced that Brian Ochocki will resign as Chief Financial Officer of the Company effective as of September 3, 2024. Mr. Ochocki will assist the Company to help transition his job responsibilities prior to his resignation. The Employment Agreement among the Company and Mr. Ochocki will terminate effective upon his resignation. Mr. Ochocki agreed to a release of any and all claims against the Company and its affiliates and related parties which in any way relate to Mr. Ochocki’s employment and association with the Company or the termination of that employment and association.

Mr. Ochocki will be entitled to the following in exchange for his covenants and releases: (a) Mr. Ochocki’s salary through the effective date of resignation, less applicable payroll deductions, within 14 days following the effective date of the release; (b) any prorated incentive payment for the fiscal year ending March 31, 2025, in the amount, if any, recommended by the CEO and approved by the Compensation Committee of the Board of Directors of the Company; and (c) the forfeiture of any non-vested stock options or restricted stock previously awarded to Mr. Ochocki under the Company’s equity incentive plans.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported under Item 1.01 above, the Company announced on August 7, 2024 that Brian Ochocki will resign as Chief Financial Officer of the Company effective as of September 3, 2024. Mr. Ochocki is resigning for personal reasons and there were no disagreements between Mr. Ochocki and the Company. His departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.
The Board of Directors of the Company has commenced a search of potential internal and external candidates to replace Mr. Ochocki. In the interim, the Company will appoint Tracy Kennedy, the Company’s Chief Accounting Officer, to assume the duties of principal financial officer of the Company effective September 3, 2024.

A copy of the press release announcing Mr. Ochocki’s resignation is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits

99.1	Press Release issued by Air T, Inc. on August 7, 2024 announcing the resignation of Brian Ochocki

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2024

AIR T, INC.

By: /s/ Nick Swenson
Nick Swenson, Chief Executive Officer